Earnings Release Q1 2026	Exhibit 99.1
Coursera Reports First Quarter 2026 Financial Results
•Delivered first quarter revenue of $196 million, up 9% year-over-year
•Grew Consumer segment revenue by 10% year-over-year, the fourth consecutive quarter of double-digit growth
•Added a first quarter record of 7.6 million new registered learners, bringing cumulative total registered learners to 205 million
•Reaffirmed full year 2026 revenue outlook range of $805 to $815 million

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR), a leading global online learning platform, today announced financial results for its first quarter ended March 31, 2026. A shareholder letter containing additional discussion of the Company’s performance and outlook has been posted to the Investor Relations website at investor.coursera.com.

“Coursera delivered a strong start to 2026, including our fourth consecutive quarter of double-digit year-over-year Consumer revenue growth and a first quarter record of 7.6 million new registered learners. We have now surpassed more than 200 million cumulative learners, giving us both broad scale and deep insight into how the world learns and the skills employers value at a pivotal moment for global labor markets,” said Coursera CEO Greg Hart. “As we execute against our 2026 growth priorities and reaffirm our full year outlook, we are moving quickly on integration planning for our expected combination with Udemy. We see a significant opportunity to build a more comprehensive and adaptive skills platform designed for the AI era.”

Key Financial Results

($ millions, except per share data, unaudited)	Three Months Ended March 31,
	2026	2025	YoY Change
GAAP Financial Measures
Revenue	$195.7	$179.3	9%
Gross profit	$108.6	$97.9	11%
Gross profit margin	55.5%	54.6%	90 bps
Net loss	$(20.5)	$(7.8)	(163)%
Net loss per share	$(0.12)	$(0.05)	(150)%
Net loss margin	(10.5)%	(4.4)%	(610) bps
Net cash provided by operating activities(1)	$14.6	$33.5	(56)%

Non-GAAP Financial Measures
Gross profit	$110.8	$100.1	11%
Gross profit margin	56.6%	55.8%	80 bps
Net income	$12.4	$19.7	(37)%
Net income per share	$0.07	$0.12	(42)%
Adjusted EBITDA	$13.5	$18.7	(28)%
Adjusted EBITDA Margin	6.9%	10.4%	(350) bps
Free Cash Flow(1)	$3.0	$25.3	(88)%
(1) Net cash provided by operating activities includes restructuring related cash payments made during the three months ended March 31, 2026 and 2025 of $0 and $5.2 million and cash payments of M&A transaction costs of $11.1 million and $0.
For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Earnings Release Q1 2026
Segment Results

($ millions, unaudited)	Three Months Ended March 31,
	2026	2025	YoY Change
Consumer revenue	$129.5	$117.6	10%
Consumer gross profit	$81.8	$72.4	13%
Consumer gross profit margin	63.2%	61.6%	160 bps

Enterprise revenue	$66.2	$61.7	7%
Enterprise gross profit	$46.9	$43.2	9%
Enterprise gross profit margin	70.8%	70.0%	80 bps

Key Business Metrics
	Three Months Ended March 31,
	2026	2025	YoY Change
New Registered Learners (in millions)	7.6	7.1
Net Retention Rate for Paid Enterprise Customers	90%	91%	(1)%

	March 31,
	2026	2025	YoY Change
Total Registered Learners (in millions)	205	175	17%
Paid Enterprise Customers	1,729	1,651	5%
For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Financial Outlook

•Provides second quarter 2026:
◦Revenue in the range of $196 to $200 million
◦Adjusted EBITDA in the range of $12 to $16 million
•Reaffirms full year 2026:
◦Revenue in the range of $805 to $815 million
◦Adjusted EBITDA in the range of $70 to $76 million, representing an annual Adjusted EBITDA Margin target of approximately 9.0% at the midpoint of the full year ranges

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its first quarter 2026 performance today, April 23, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Earnings Release Q1 2026
A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Transaction with Udemy

On December 17, 2025, Coursera and Udemy, Inc. (NASDAQ: UDMY) entered into a definitive merger agreement pursuant to which Coursera will combine with Udemy in an all-stock transaction. The transaction has been unanimously approved by the Boards of Directors of both Coursera and Udemy.

On April 9, 2026, the transaction was approved by Coursera and Udemy stockholders. The companies are advancing through the remaining regulatory approval processes and customary closing conditions.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. Today, it is one of the largest online learning platforms in the world, with 205 million registered learners as of March 31, 2026. Coursera partners with over 375 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including generative AI-powered features like Coach, Role Play, and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers that are active on our platform at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, including organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Earnings Release Q1 2026

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or “Current Period ARR.” Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes revenue from new Paid Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Paid Enterprise Customers.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Net Income, and Non-GAAP Net Income Per Share

We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) stock-based compensation expense; (2) amortization of stock-based compensation expense capitalized as internal-use software costs; (3) payroll tax expense related to stock-based compensation; (4) merger and acquisition (“M&A”) related transaction costs; (5) integration related costs; (6) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (7) restructuring related charges. Non-GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) integration related costs; (9) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (10) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities, less capitalized internal-use software costs, purchases of content assets, and purchases of property, equipment, and software as we consider these capital expenditures necessary to support our ongoing operations.

We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Earnings Release Q1 2026
Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the proposed combination with Udemy, including the expected timing and benefits of such business combination and the outlook for Coursera’s and Udemy’s results of operations and financial condition (including potential synergies) following the business combination; the expansion of our market opportunity; the global demand to embrace new skills; our progress in our growth initiatives; the opportunity to build a more comprehensive and adaptive skills platform designed for the AI era; our commitment to creating more personalized, engaging, and AI-native learning experiences; our initiatives to strengthen our position as a trusted source for verified learning; our mission to provide universal access to world-class learning; the demand for online learning; the strength of our customer and content creator relationships; the demand from learners to use our offerings to master career advancing skills; anticipated features and benefits of our offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations, including our financial outlook for the second quarter of 2026 and full year 2026, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally; risks related to the business combination, including the effect of the announcement of the business combination on the ability of Coursera or Udemy to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, or on Coursera’s or Udemy’s operating results and business generally; risks that the business combination disrupts current plans and operations and the potential difficulties in attracting and retaining qualified personnel as a result of the business combination; the outcome of any legal proceedings related to the business combination; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; Coursera’s and Udemy’s ability to implement our plans, forecasts and other expectations with respect to the combined company’s business after the completion of the transaction and realize expected synergies and other benefits of the combination within the expected timeframe or at all; the amount of the costs, fees, expenses and charges related to the proposed combination; fluctuations in the prices of Coursera or Udemy stock; potential business disruptions following the business combination; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; natural disasters, public health crises, or other catastrophic events; and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q1 2026
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$195.7	$179.3
Cost of revenue(2)	87.1	81.4
Gross profit	108.6	97.9
Operating expenses:
Research and development(2)	31.3	29.5
Sales and marketing(2)	69.3	56.8
General and administrative(1)(2)	33.3	26.9
Restructuring related charges(2)	—	(0.9)
Total operating expenses	133.9	112.3
Loss from operations	(25.3)	(14.4)
Other income, net:
Interest income, net	7.1	7.8
Other (expense) income, net	(0.9)	0.3
Loss before income taxes	(19.1)	(6.3)
Income tax expense	1.4	1.5
Net loss	$(20.5)	$(7.8)
Net loss per share—basic and diluted	$(0.12)	$(0.05)
Weighted average shares used in computing net loss per share—basic and diluted	168.7	160.7
(1)Includes $6.2 million of merger and acquisition related transaction costs and $3.8 million of integration related costs recorded in the three months ended March 31, 2026.
(2)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$0.6	$0.7
Research and development	7.6	8.6
Sales and marketing	4.9	4.9
General and administrative	7.2	11.6
Restructuring related charges	—	(1.6)
Total stock-based compensation expense	$20.3	$24.2

Earnings Release Q1 2026
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$789.8	$792.6
Accounts receivable, net	60.0	65.4
Deferred costs, net	19.0	19.6
Prepaid expenses and other current assets	24.6	20.5
Total current assets	893.4	898.1
Property, equipment, and software, net	45.5	43.4
Intangible assets, net	30.9	27.1
Other assets	30.7	31.4
Total assets	$1,000.5	$1,000.0

Liabilities and Stockholders’ Equity
Current liabilities:
Content liabilities	$98.3	$100.0
Other accounts payable and accrued expenses	31.0	29.8
Accrued compensation and benefits	21.4	36.7
Deferred revenue, current	200.1	180.9
Other current liabilities	11.6	10.5
Total current liabilities	362.4	357.9
Deferred revenue, non-current	1.5	1.4
Other liabilities	4.8	5.0
Total liabilities	368.7	364.3
Stockholders’ equity:
Additional paid-in capital	1,563.5	1,546.9
Accumulated deficit	(931.7)	(911.2)
Total stockholders’ equity	631.8	635.7
Total liabilities and stockholders’ equity	$1,000.5	$1,000.0

Earnings Release Q1 2026
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(20.5)	$(7.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7.5	7.1
Stock-based compensation expense	20.3	24.2
Other	0.5	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	5.4	(0.1)
Prepaid expenses and other assets	(3.0)	1.0
Accounts payable and accrued expenses	(0.7)	(4.2)
Accrued compensation and other liabilities	(14.2)	(12.4)
Deferred revenue	19.3	25.6
Net cash provided by operating activities	14.6	33.5
Cash flows from investing activities:
Purchases of content assets	(5.8)	(4.1)
Capitalized internal-use software costs	(5.6)	(3.6)
Purchases of property, equipment, and software	(0.2)	(0.5)
Net cash used in investing activities	(11.6)	(8.2)
Cash flows from financing activities:
Proceeds from exercise of stock options	0.2	1.2
Payments for tax withholding on vesting of restricted stock units	(5.9)	(6.2)
Net cash used in financing activities	(5.7)	(5.0)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2.7)	20.3
Cash, cash equivalents, and restricted cash—beginning of period	793.4	728.4
Cash, cash equivalents, and restricted cash—end of period	$790.7	$748.7

Earnings Release Q1 2026
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Gross profit	$108.6	$97.9
Stock-based compensation expense	0.6	0.7
Amortization of stock-based compensation capitalized as internal-use software costs	1.6	1.5
Non-GAAP gross profit	$110.8	$100.1

Gross profit margin	55.5%	54.6%
Non-GAAP gross profit margin	56.6%	55.8%

	Three Months Ended March 31,
	2026	2025
Net loss	$(20.5)	$(7.8)
Stock-based compensation expense	20.3	25.8
Amortization of stock-based compensation capitalized as internal-use software costs	1.6	1.5
Payroll tax expense related to stock-based compensation	0.7	0.9
M&A related transaction costs	6.2	—
Integration related costs	3.8	—
Significant and non-recurring legal and regulatory matters	0.3	0.2
Restructuring related charges	—	(0.9)
Non-GAAP net income	$12.4	$19.7
Weighted-average shares used in computing net loss per share—basic	168.7	160.7
Effect of dilutive securities	1.5	4.0
Weighted-average shares used in computing non-GAAP net income per share—diluted	170.2	164.7
Net loss per share—basic and diluted	$(0.12)	$(0.05)
Non-GAAP net income per share—diluted	$0.07	$0.12

Earnings Release Q1 2026

	Three Months Ended March 31,
	2026	2025
Net loss	$(20.5)	$(7.8)
Depreciation and amortization	7.5	7.1
Interest income, net	(7.1)	(7.8)
Income tax expense	1.4	1.5
Other expense (income), net	0.9	(0.3)
Stock-based compensation expense	20.3	25.8
Payroll tax expense related to stock-based compensation	0.7	0.9
M&A related transaction costs	6.2	—
Integration related costs	3.8	—
Significant and non-recurring legal and regulatory matters	0.3	0.2
Restructuring related charges	—	(0.9)
Adjusted EBITDA	$13.5	$18.7

Net loss margin	(10.5)%	(4.4)%
Adjusted EBITDA Margin	6.9%	10.4%

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities(3)	$14.6	$33.5
Less: capitalized internal-use software costs	(5.6)	(3.6)
Less: purchases of content assets	(5.8)	(4.1)
Less: purchases of property, equipment, and software	(0.2)	(0.5)
Free Cash Flow	$3.0	$25.3
(3) Net cash provided by operating activities includes restructuring related cash payments made during the three months ended March 31, 2026 and 2025 of $0 and $5.2 million and cash payments of M&A transaction costs of $11.1 million and $0.